   MEDITECH PHARMACEUTICALS, INC., CHANGES ITS NAME TO DELI SOLAR (USA), INC.
                  RECEIVES NEW SYMBOL AND EFFECTS STOCK SPLIT.

                              FOR IMMEDIATE RELEASE

LIME ROCK, CONNECTICUT, AUGUST 15, 2005 - Meditech Pharmaceuticals, Inc. (OTCBB
MDPM) announced today that the name of the Company has been changed to Deli
Solar (USA), Inc. to better reflect its current business operations. Effective today, the Company's shares of common stock will trade under the NASDAQ symbol
DLSL. Further, the Company has caused a reverse 1 for 6 split of it's authorized and it's outstanding shares of common stock effective today.

The Company has also taken steps to change its fiscal year from May 31st to
December 31st.

The Company invites the holders of it's outstanding securities to participate in a conference call scheduled for Wednesday, August 31, 2005 at 10AM (EDT) to discuss it's operations and financial results for the annual period ended May
31, 2005. Interested parties should dial 1-800-553-5260 in the United States, and 1-612-332-0530 internationally five minutes prior to the start of the conference call on Wednesday, August 31 at 10:00AM (EDT).

Deli Solar (USA), Inc. is a domestic holding company owning all the equity capital of Bazhou Deli Solar Energy Heating Co. Ltd. ("Deli Solar (PRC)"),
located in the People's Republic of China ("PRC") and one of the largest sellers of hot water and space heating devices to customers in the PRC.

This press release discusses certain matters that may be considered
"forward-looking" statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as
amended, or the "safe harbor" provisions of the Private Securities Litigation
Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company and its management. These forward-looking statements are subject to risks and uncertainties, such as whether management of Company's subsidiary, East-West Distributors, Inc. will remain with the subsidiary and whether it will continue its efforts to seek such regulatory approvals.
Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially and adversely affect the Company. The
Company hereby disclaims any obligation or undertaking to release publicly any updated revisions to any such statements to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which this statement is based.

CONTACT: DENNIS S. DOBSON INC. FOR DELI SOLAR (USA), INC.

203-255-7902